                                                                     EXHIBIT 1.1

                                                                   DRAFT 8/20/96

                           OCWEN FINANCIAL CORPORATION
                              [__]% NOTES DUE 2003


                             UNDERWRITING AGREEMENT


[_______ __,] 1996

                             UNDERWRITING AGREEMENT

                                                            [_________ __], 1996


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.
1001 19th Street North
Arlington, Virginia  22209

Dear Sirs:

     Ocwen Financial Corporation (the "Company") confirms its agreement with Friedman, Billings, Ramsey & Co., Inc. (the "Underwriter") with respect to the sale by Company and the purchase by the Underwriter of $100,000,000 aggregate principal amount of the Company's [__]% Notes due 2003 (the "Notes"). The Notes will be issued pursuant to an indenture, dated as of [__________], 1996 (the "Indenture") between the Company and [________], as trustee (the "Trustee").

     The Company understands that the Underwriter proposes to make a public offering of the Notes as soon as the Underwriter deems advisable after this Agreement has been executed and delivered.

     The Company has filed with the Securities and Exchange Commission (the "Commission"), a registration statement on Form S-1 (No. 333-05153) and a related preliminary prospectus for the registration of the Notes under the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations thereunder (the "Securities Act Regulations"). The Company has prepared and filed such amendments thereto, if any, and such amended preliminary prospectuses, if any, as may have been required to the date hereof, and will file such additional amendments thereto and such amended prospectuses as may hereafter be required. The registration statement has been declared effective under the Securities Act by the Commission. The registration statement as amended at the time it became effective (including all information deemed to be a part of the registration statement at the time it became effective pursuant to Rule 430A(b) of the Securities Act Regulations) is hereinafter called the "Registration Statement," except that, if the Company files a post-effective amendment to such registration statement which becomes effective prior to the Closing Time (as defined below), "Registration Statement" shall refer to such registration statement as so amended. Any registration statement filed pursuant to Rule 462(b) of the Securities Act Regulations is hereinafter called the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the 462(b) Registration Statement. Each prospectus included in the registration statement, or amendments thereof, before it became effective under the Securities Act and any prospectus filed with the Commission by the Company with the consent of the Underwriter pursuant to Rule 424(a) of the Securities Act Regulations is hereinafter called the "Preliminary Prospectus." The term "Prospectus" means the final prospectus, as first filed with the Commission pursuant to paragraph (1) or (4) of Rule 424(b) of the Securities Act Regulations. The Commission has not issued any order preventing or suspending the use of any Preliminary Prospectus.

     The Company and the Underwriter agree as follows:

     1. SALE AND PURCHASE:   Upon the basis of the warranties and
representations and other terms and conditions herein set forth, the Company agrees to sell to the Underwriter and the Underwriter agrees to purchase from the Company $100,000,000 aggregate principal amount of Notes at a purchase price of [__]% of the principal amount thereof, plus accrued interest, if any, from [_______], 1996 to the Closing Time (as defined below). The Underwriter may from time to time increase or decrease the public offering price after the initial public offering to such extent as the Underwriter may determine.

     2. PAYMENT AND DELIVERY:   Payment of the purchase price for the Notes
shall be made to the Company by wire transfer or certified or official bank check payable in federal (same-day) funds at the office of Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017 (unless another place shall be agreed upon by the Underwriter and the Company) against delivery of the certificates for the Notes to you for your account. Such payment and delivery shall be made at 10:00 a.m., New York City time, on the third (fourth, if pricing occurs after 4:30 p.m. (New York City time)) business day after the date hereof (unless another time, not later than ten business days after such date, shall be agreed to by the Underwriter and the Company). The time at which such payment and delivery are actually made is hereinafter sometimes called the "Closing Time". Certificates for the Notes shall be delivered to the Underwriter in definitive form registered in such names and in such denominations as the Underwriter shall specify. For the purpose of expediting the checking of the certificates for the Notes by the Underwriter, the Company agrees to make such certificates available to the Underwriter for such purpose at least one full business day preceding the Closing Time.

     3. REPRESENTATIONS AND WARRANTIES OF THE COMPANY: The Company represents and warrants to the Underwriter that:

          (a) each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the Securities Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the Securities Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with;

          (b) the Registration Statement complies and the Prospectus and any further amendments or supplements thereto will, when they become effective or are filed with the Commission, as the case may be, comply in all material respects with the requirements of the Securities Act and the Securities Act Regulations and the Trust Indenture Act of 1939, as amended (the "Trust Indenture Act") and the rules and regulations thereunder (the "Trust Indenture Act Regulations"); the Registration Statement did not, and any amendment thereto will not, in each case as of the applicable effective date, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; and the Prospectus and any amendment or supplement thereto will not, as of the applicable filing date and at Closing Time, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; PROVIDED, HOWEVER, that the Company makes no warranty or representation with respect to any statement contained in the Registration Statement or the Prospectus in reliance upon and in conformity with information concerning the Underwriter and furnished in writing by or on behalf of the Underwriter to the Company expressly for use in the Registration Statement or the Prospectus;

          (c) the Prospectus delivered to the Underwriter for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

          (d) the Company had at the date indicated the duly authorized and outstanding capitalization set forth in the Prospectus under the caption "Capitalization"; all of the issued and outstanding shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable; the Company is a savings and loan holding company duly registered under the Home Owners' Loan Act, as amended ("HOLA"), and duly organized and validly existing under the laws of the State of Florida, with full power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and to execute and deliver this Agreement and the Indenture and issue the Notes; the Company owns, directly or indirectly, beneficially and of record 100% of the outstanding shares of capital stock of Berkeley Federal Bank & Trust FSB (the "Bank"); the Bank is a federal savings bank duly organized and validly existing under the laws of the United States with full power and authority to own its properties and conduct its business as described in the Registration Statement and Prospectus; the Bank is a member in good standing of the Federal Home Loan Bank System; the savings accounts of depositors in the Bank are insured by the Federal Deposit Insurance Corporation (the "FDIC") to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending, or to the best of the Company's knowledge, threatened;

          (e) each of the Company's subsidiaries (the "Subsidiaries") has been duly incorporated or established and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of its jurisdiction of incorporation or establishment; the Company and each of such Subsidiaries is duly qualified or licensed by and in good standing in each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries, taken as a whole; the Company and each of its Subsidiaries is in compliance in all material respects with the laws, orders, rules, regulations and directives issued or administered by such jurisdictions;

          (f) neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), its respective articles of incorporation or charter or by-laws or in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them is bound, except for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole, and the execution, delivery and performance of this Agreement and the Indenture and the issuance of the Notes and consummation of the transactions contemplated hereby and thereby will not conflict with, or result in any breach of or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of, or default under), (i) any provision of the articles of incorporation or charter or by-laws of the Company or any of its Subsidiaries, or (ii) any provision of any license, indenture, mortgage, deed of trust, bank loan or credit agreement or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected, or under any federal, state, local or foreign law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except in the case of this clause (ii) for such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole;

          (g) the Indenture has been duly authorized by the Company and when executed and delivered by the Company and the Trustee will be a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity;

          (h) the Notes have been duly authorized by the Company and when executed by the Company, authenticated by the Trustee and delivered against payment therefor as contemplated by this Agreement, will constitute legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity;

          (i) this Agreement has been duly authorized, executed and delivered by the Company and is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally, and by general principles of equity, and except to the extent that the indemnification provisions of Section 8 hereof may be limited by federal or state securities laws and public policy considerations in respect thereof;

          (j) the Notes and the Indenture conform in all material respects to the description thereof contained in the Registration Statement and Prospectus;

          (k) no approval, authorization, consent or order of or filing with any federal, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution, delivery and performance of the Indenture and the sale of the Notes as contemplated hereby other than (A) such as have been obtained, or will have been obtained at the Closing Time, under the Securities Act and the Trust Indenture Act, and (B) any necessary qualification under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriter;


          (l) Price Waterhouse LLP, whose reports on the consolidated financial statements of the Company and its Subsidiaries are filed with the Commission as part of the Registration Statement and Prospectus, are independent public accountants as required by the Securities Act and the Securities Act Regulations;

          (m) each of the Company and its Subsidiaries has all necessary licenses, authorizations, consents and approvals and has made all necessary filings required under any federal, state or local law, regulation or rule, and has obtained all necessary authorizations, consents and approvals from other persons, required in order to conduct its respective business, except to the extent that any failure to have any such licenses, authorizations, consents or approvals, to make any such filings or to obtain any such authorizations, consents or approvals would not, alone or in the aggregate, have a material adverse effect on the business, properties, prospects, results of operations or condition of the Company and its Subsidiaries taken as a whole; neither the Company nor any of its Subsidiaries is in violation of, or in default under, any such license, authorization, consent or approval or any federal, state, local or foreign law, regulation or rule or any decree, order or judgment applicable to the Company or any of its Subsidiaries the effect of which could be material and adverse to the business, properties, prospects, results of operations or condition of the Company and its Subsidiaries taken as a whole;

          (n) all legal or governmental proceedings, contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement have been so described or filed as required;

          (o) there are no actions, suits or proceedings pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity, or before or by any federal, state, local or foreign governmental or regulatory commission, board, body, authority or agency which could result in a judgment, decree or order having a material adverse effect on the business, condition, prospects or property of the Company and its Subsidiaries taken as a whole;

          (p) the financial statements, including the notes thereto, included in the Registration Statement and the Prospectus present fairly the consolidated financial position of the Company and its Subsidiaries as of the dates indicated and the consolidated results of operations and changes in financial position and cash flow of the Company and its Subsidiaries for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis during the periods involved (except as indicated in the notes thereto);

          (q) subsequent to the effective date of the Registration Statement and the date of the Prospectus, and except as may be otherwise stated in the Registration Statement or Prospectus, there has not been (A) any material and unfavorable change, financial or otherwise, in the business, properties, prospects, results of operations or condition (financial or otherwise), present or prospective, of the Company and its Subsidiaries taken as a whole, (B) any transaction, other than in the ordinary course of business, which is material to the Company and its Subsidiaries taken as a whole, contemplated or entered into by the Company or any of its Subsidiaries or (C) any obligation, contingent or otherwise, directly or indirectly incurred by the Company or any of its Subsidiaries, other than in the ordinary course of business, which is material to the Company and its Subsidiaries taken as a whole;

          (r) the Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom;

          (s) the Company is not, and upon the sale of the Notes as herein contemplated will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act");

          (t) Other than pursuant to the Stockholders Agreement dated as of May 1, 1988, as amended (the "Stockholders Agreement", a copy of which has been filed as an exhibit to the Registration Statement, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and

          (u) any certificate signed by any officer of the Company or any Subsidiary delivered to the Underwriter or to counsel for the Underwriter pursuant to or in connection with this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.


     4. CERTAIN COVENANTS OF THE COMPANY:  The Company hereby agrees with the
Underwriter:

          (a) to furnish such information as may be required and otherwise to cooperate in qualifying the Notes for offering and sale under the securities or blue sky laws of such states as the Underwriter may designate and to maintain such qualifications in effect as long as required for the distribution of the Notes, provided that the Company shall not be required to qualify as a foreign corporation or to consent to the service of process under the laws of any such state (except service of process with respect to the offering and sale of the Notes);

          (b) to prepare the Prospectus in a form approved by the Underwriter and file such Prospectus with the Commission pursuant to Rule 424(b) not later than 10:00 a.m. (New York City time), on the day following the execution and delivery of this

     Agreement and to furnish promptly (and with respect to the initial delivery of such Prospectus, not later than 10:00 a.m. (New York City time) on the day following the execution and delivery of this Agreement) to the Underwriter as many copies of the Prospectus (or of the Prospectus as amended or supplemented if the Company shall have made any amendments or supplements thereto after the effective date of the Registration Statement) as the Underwriter may reasonably request for the purposes contemplated by the Securities Act Regulations, which Prospectus and any amendments or supplements thereto furnished to the Underwriter will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T;

          (c) to advise the Underwriter promptly and (if requested by the Underwriter) to confirm such advice in writing, when the Registration Statement has become effective and when any post-effective amendment thereto becomes effective under the Securities Act Regulations;

          (d) to advise the Underwriter promptly, confirming such advice in writing, of (i) any request by the Commission for amendments or supplements to the Registration Statement or Prospectus or for additional information with respect thereto, or (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any Preliminary Prospectus or the Prospectus, or of the suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes and, if the Commission or any other government agency or authority should issue any such order, to make every reasonable effort to obtain the lifting or removal of such order as soon as possible; to advise the Underwriter promptly of any proposal to amend or supplement the Registration Statement or Prospectus and to file no such amendment or supplement to which the Underwriter shall reasonably object in writing;

          (e) to furnish to the Underwriter for a period of five years from the date of this Agreement (i) copies of all annual, quarterly and current reports supplied to holders of the Notes, (ii) copies of all reports filed by the Company with the Commission, (iii) copies of the publicly available reports filed by the Bank with the OTS, and (iv) such other information as the Underwriter may reasonably request regarding the Company or its Subsidiaries;

          (f) to advise the Underwriter promptly of the happening of any event known to the Company within the time during which a Prospectus relating to the Notes is required to be delivered under the Securities Act Regulations which, in the judgment of the Company, would require the making of any change in the Prospectus then being used so that the Prospectus would not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they are made, not misleading, and, during such time, to prepare and furnish, at the Company's expense, to the Underwriter promptly such amendments or supplements to such Prospectus as may be necessary to reflect any such change and to furnish to the Underwriter a copy of such proposed amendment or supplement before filing any such amendment or supplement with the Commission;

          (g) to furnish promptly to the Underwriter a signed copy of the Registration Statement, as initially filed with the Commission, and of all amendments thereto (including all exhibits thereto) and such number of conformed copies of the foregoing as the Underwriter may reasonably request;

          (h) to apply the net proceeds from the sale of the Notes in the manner set forth under the caption "Use of Proceeds" in the Prospectus;

          (i) to pay all expenses, fees and taxes (other than any transfer taxes and the fees and disbursements of counsel for the Underwriter except as set forth under Section 5 hereof and clauses (iii) and (iv) below) in connection with (i) the preparation and filing of the Registration Statement, each Preliminary Prospectus, the Prospectus, and any amendments or supplements thereto, and the printing and furnishing of copies of each thereof to the Underwriter and to dealers (including costs of mailing and shipment), (ii) the preparation, issuance, execution, authentication and delivery of the Notes, (iii) the word processing and/or printing of this Agreement and any dealer agreements, and the reproduction and/or printing and furnishing of copies of each thereof to dealers (including costs of mailing and shipment), (iv) the qualification of the Notes for offering and sale under state laws and the determination of their eligibility for investment under state law as aforesaid (including the legal fees and filing fees and other disbursements of counsel for the Underwriter) and the printing and furnishing of copies of any blue sky surveys or legal investment surveys to the Underwriter and to dealers, (v) any filing for review of the public offering of the Notes by the NASD, (vi) the fees and expenses of any transfer agent or registrar for the Notes, (vii) any fees payable to investment rating agencies with respect to the Notes, and (viii) the performance of the Company's other obligations hereunder;

          (j) to furnish to the Underwriter, not less than two business days before filing with the Commission subsequent to the effective date of the Prospectus and during the period referred to in paragraph (f) above, a copy of any document proposed to be filed with the Commission pursuant to
     Section 13, 14, or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"); and

          (k) to make generally available to its Note holders as soon as practicable after the effective date of the Registration Statement an earning statement (in form, at the option of the Company, complying with the provisions of Rule 158 under the Securities Act) covering a period of 12 months beginning after the effective date of the Registration Statement.


     5. REIMBURSEMENT OF THE UNDERWRITER'S EXPENSES: If the Notes are not delivered for any reason other than the termination of this Agreement pursuant to the first two paragraphs of Section 7 hereof or the default by the Underwriter in its obligations hereunder, the Company shall reimburse the Underwriter for all of its reasonable out-of-pocket expenses relating to the transactions contemplated hereby, including the fees and disbursements of its counsel.

     6. CONDITIONS OF THE UNDERWRITER'S OBLIGATIONS: The obligations of the Underwriter hereunder are subject to the accuracy of the representations and warranties on the part of the Company on the date hereof and at the Closing Time, the performance by the Company of its obligations hereunder and to the following conditions:

          (a) The Company shall furnish to the Underwriter at the Closing Time an opinion of Elias, Matz, Tiernan & Herrick L.L.P., counsel for the Company, addressed to the Underwriter and dated the Closing Time and in form satisfactory to Simpson Thacher & Bartlett, counsel for the Underwriter, stating that:

                (i) the Company is a savings and loan holding company duly registered under HOLA;

               (ii) the Bank has been duly organized and is validly existing as a federal savings bank under the laws of the United States of America, with full corporate power and authority to own its properties and conduct its business as described in the Registration Statement and the Prospectus, and is a member of the Federal Home Loan Bank of New York;

              (iii) this Agreement has been duly authorized, executed and delivered by the Company;

               (iv) the Indenture has been duly authorized, executed and delivered by the Company, and, assuming due authorization, execution and delivery by the Trustee, is a legal, valid and binding agreement of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally and by general principles of equity; the Indenture has been duly qualified under the Trust Indenture Act;

               (v) the Notes have been duly authorized, executed and delivered by the Company and, assuming due authentication thereof by the Trustee and upon payment and delivery in accordance with this Agreement, will be legal, valid and binding obligations of the Company enforceable in accordance with their terms and entitled to the benefits of the Indenture, except as may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity;


               (vi) the Company has an authorized capitalization as set forth in the Registration Statement and the Prospectus; the outstanding shares of capital stock of the Company and the Bank have been duly and validly authorized and issued and are fully paid and non-assessable, and all of the outstanding shares of capital stock of the Bank are directly or indirectly owned of record and, to such counsel's knowledge, beneficially by the Company;

              (vii) the Notes and the Indenture conform in all material respects to the descriptions thereof contained in the Registration Statement and Prospectus;

             (viii) the statements under the captions "Regulation", "Taxation - Federal Taxation" and "Description of Notes" in the Registration Statement and the Prospectus, insofar as such statements constitute a summary of the legal matters referred to therein, constitute accurate summaries thereof in all material respects;

               (ix) as of the effective date of the Registration Statement, the Registration Statement and the Prospectus (except as to the financial statements and other financial and statistical data contained therein, as to which such counsel need express no opinion) complied as to form in all material respects with the requirements of the Securities Act Regulations;

                (x) the Registration Statement has become effective under the Securities Act and, to the best of such counsel's knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings with respect thereto have been commenced or threatened;

               (xi) no approval, authorization, consent or order of or filing with any federal, or to such counsel's knowledge, state or local governmental or regulatory commission, board, body, authority or agency is required in connection with the execution and delivery of the Indenture and the sale and delivery of the Notes by the Company as contemplated hereby other than such as have been obtained or made under the Securities Act and the Trust Indenture Act and except that such counsel need express no opinion as to any necessary qualification under the state securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Underwriter;

              (xii) the execution, delivery and performance of this Agreement and the Indenture and the issuance of the Notes by the Company and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or the Bank, (ii) any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company or the Bank is a party or by which either of them or their respective properties may be bound or affected, or
          (iii) HOLA to the knowledge of such counsel, or the Securities Act or the rules and regulations of the OTS or the SEC or any other federal law or any decree, judgment or order applicable to the Company or the Bank, except in the case of clause (ii) for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole;

             (xiii) to such counsel's knowledge, there are no contracts, licenses, agreements, leases or documents of a character which are required to be filed as exhibits to the Registration Statement or to be summarized or described in the Prospectus which have not been so filed, summarized or described;

              (xiv) to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described;

               (xv) the savings accounts of depositors in the Bank are insured by the FDIC to the fullest extent permitted by law and the rules and regulations of the FDIC, and no proceedings for the termination of such insurance are pending, or to such counsel's knowledge, threatened;

              (xvi) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is party to or otherwise the subject of any consent decree, memorandum of understanding, written agreement or similar supervisory or enforcement agreement or understanding with the OTS, the FDIC or any other government authority or agency responsible for the supervision, regulation or insurance of depository institutions or their holding companies;

             (xvii) the form of certificate used to evidence the Notes complies in all material respects with all applicable statutory requirements and with any applicable requirements of the articles of incorporation and by-laws of the Company;

            (xviii) other than pursuant to the Stockholders Agreement, to the best of such counsel's knowledge, there are no persons with registration or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act; and

              (xix) the Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act.

          In addition, such counsel shall state that they have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus (except as and to the extent stated in subparagraphs (vii) and (viii) above), on the basis of the foregoing nothing has come to the attention of such counsel that causes them to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement or amendment became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

          (b) The Company shall furnish to the Underwriter at the Closing Time a legal opinion of John R. Erbey, Esq., Managing Director and Secretary of the Company, addressed to the Underwriter and dated the Closing Time and in form satisfactory to Simpson Thacher & Bartlett, counsel for Underwriter, stating that

                (i) the Company and each of the Company's material Subsidiaries (as identified on an appendix to such opinion) has been duly incorporated or established and is validly existing as a corporation or limited partnership, as the case may be, in good standing under the laws of its respective jurisdiction of incorporation or establishment with full corporate or partnership power and authority to own its respective properties and to conduct its respective business and, in the case of the Company, to execute and deliver this Agreement and the Indenture and to issue the Notes;

               (ii) the Company and its Subsidiaries are duly qualified or licensed by each jurisdiction in which they conduct their respective businesses and in which the failure, individually or in the aggregate, to be so licensed or qualified could have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole, and the Company and its Subsidiaries are duly qualified, and are in good standing, in each jurisdiction in which they own or lease real property or maintain an office and in which such qualification is necessary, except where the failure to be so qualified and in good standing would not have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole;

              (iii) the execution, delivery and performance of this Agreement and the Indenture and the issuance of the Notes and the consummation by the Company of the transactions contemplated hereby and thereby do not and will not conflict with, or result in any breach of, or constitute a default under (nor constitute any event which with notice, lapse of time, or both would constitute a breach of or default under), (i) any provisions of the articles of incorporation, charter or by-laws of the Company or the Bank, (ii) any provision of any material license, indenture, mortgage, deed of trust, bank loan, credit agreement or other agreement or instrument known to such counsel to which the Company or the Bank is a party or by which either of them or their respective properties may be bound or affected, or
          (iii) to the knowledge of such counsel, any decree, judgment or order applicable to the Company or the Bank, except in the case of clause
          (ii) for such conflicts, breaches or defaults which individually or in the aggregate would not have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole;

               (iv) to such counsel's knowledge, neither the Company nor any of its Subsidiaries is in breach of, or in default under (nor has any event occurred which with notice, lapse of time, or both would constitute a breach of, or default under), any license, indenture, mortgage, deed of trust, bank loan or credit agreement or any other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which any of them or their respective properties may be bound or affected or under any law, regulation or rule or any decree, judgment or order applicable to the Company or any of its Subsidiaries, except such breaches or defaults which would not have a material adverse effect on the operations, business or condition of the Company and its Subsidiaries taken as a whole; and

                (v) to such counsel's knowledge, there are no actions, suits or proceedings pending or threatened against the Company or any of its Subsidiaries or any of their respective properties, at law or in equity or before or by any commission, board, body, authority or agency which are required to be described in the Prospectus but are not so described.

          In addition, such counsel shall state that he has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants of the Company and representatives of the Underwriter at which the contents of the Registration Statement and Prospectus were discussed and, although such counsel is not passing upon and does not assume responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or Prospectus, on the basis of the foregoing and information obtained during the course of his duties as an officer and director of the Company, nothing has come to the attention of such counsel that causes him to believe that either the Registration Statement or any amendment thereto at the time such Registration Statement became effective contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading or that the Prospectus contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (it being understood that, in each case, such counsel need express no view with respect to the financial statements and other financial and statistical data included in the Registration Statement or Prospectus).

          (c) The Underwriter shall have received from Price Waterhouse LLP, letters dated, respectively, as of the date of this Agreement and the Closing Time, as the case may be, and addressed to the Underwriter in the forms heretofore approved by the Underwriter.

          (d) The Underwriter shall have received at the Closing Time the favorable opinion of Simpson Thacher & Bartlett, counsel for the Underwriter, dated the Closing Time, in form and substance satisfactory to the Underwriter.

          (e) No amendment or supplement to the Registration Statement or Prospectus shall have been filed to which the Underwriter shall have objected in writing.

          (f) Prior to the Closing Time (i) no stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or Prospectus has been issued by the Commission, and no suspension of the qualification of the Notes for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes, has occurred; and
     (ii) the Registration Statement and all amendments thereto, or modifications thereof, if any, and the Prospectus and all amendments or supplements thereto, or modifications thereof, if any, shall not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they are made, not misleading.

          (g) Between the time of execution of this Agreement and the Closing Time (i) no material and unfavorable change, financial or otherwise (other than as disclosed in the Registration Statement and Prospectus), in the business, condition or prospects of the Company and its Subsidiaries taken as a whole shall occur or become known and (ii) no transaction which is material and unfavorable to the Company shall have been entered into by the Company or any of its Subsidiaries.

          (h) The Company will, at the Closing Time, deliver to the Underwriter a certificate of two of its executive officers to the effect that, to each of such officer's knowledge, the representations and warranties of the Company set forth in this Agreement and the conditions set forth in paragraph (f) and paragraph (g) have been met and are true and correct as of such date.

          (i) The NASD shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

          (j) The Company shall have furnished to the Underwriter such other documents and certificates as to the accuracy and completeness of any statement in the Registration Statement and the Prospectus or any amendment or supplement thereto as of the Closing Time as the Underwriter may reasonably request.

          (k) The Company shall perform such of its obligations under this Agreement as are to be performed by the terms hereof at or before the Closing Time.

     7. TERMINATION: The obligations of the Underwriter hereunder shall be subject to termination in the absolute discretion of the Underwriter, at any time prior to the Closing Time, if trading in securities on the New York Stock Exchange shall have been suspended or minimum prices shall have been established on the New York Stock Exchange, or if a banking moratorium shall have been declared either by the United States or New York State authorities, or if the United States shall have declared war in accordance with its constitutional processes or there shall have occurred any material outbreak or escalation of hostilities or other national or international calamity or crisis of such magnitude in its effect on the financial markets of the United States as, in the judgment of the Underwriter, to make it impracticable to market the Notes.

     If the Underwriter elects to terminate this Agreement as provided in this
Section 7 the Company shall be notified promptly by letter or telegram.

     If the sale to the Underwriter of the Notes, as contemplated by this Agreement, is not carried out by the Underwriter for any reason permitted under this Agreement or if such sale is not carried out because the Company shall be unable to comply with any of the terms of this Agreement, the Company shall not be under any obligation or liability under this Agreement (except to the extent provided in Sections 4(i), 5 and 8 hereof) and the Underwriter shall be under no obligation or liability to the Company under this Agreement (except to the extent provided in Section 8 hereof).


     8.   INDEMNITY BY THE COMPANY AND THE UNDERWRITER:

     (a) The Company agrees to indemnify, defend and hold harmless the Underwriter, and any person who controls the Underwriter within the meaning of
Section 15 of the Securities Act or Section 20 of the Exchange Act, from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Underwriter or controlling person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus (the term Prospectus for the purpose of this Section 8 being deemed to include any Preliminary Prospectus, the Prospectus and the Prospectus as amended or supplemented by the Company), or arises out of or is based upon any omission or alleged omission to state a material fact required to be stated in either such Registration Statement or Prospectus or necessary to make the statements made therein not misleading, except insofar as any such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in such Registration Statement or such Prospectus or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated in either such Registration Statement or Prospectus or necessary to make such information not misleading, PROVIDED, HOWEVER, that the indemnity agreement contained in this subsection (a) with respect to any Preliminary Prospectus shall not inure to the benefit of the Underwriter (or to the benefit of any person controlling the Underwriter) with respect to any person asserting any such loss, expense, liability or claim which is the subject thereof if the Prospectus corrected any such alleged untrue statement or omission and if the Underwriter failed to send or give a copy of the Prospectus to such person at or prior to the written confirmation of the sale of Notes to such person, unless such failure resulted from non-compliance by the Company with Section 4(b).


     If any action is brought against the Underwriter or controlling person in respect of which indemnity may be sought against the Company pursuant to the preceding paragraph, the Underwriter shall promptly notify the Company in writing of the institution of such action and the Company shall assume the defense of such action, including the employment of counsel and payment of expenses. The Underwriter or controlling person shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Underwriter or such controlling person unless the employment of such counsel shall have been authorized in writing by the Company in connection with the defense of such action or the Company shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Company (in which case the Company shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Company and paid as incurred (it being understood, however, that the Company shall not be liable for the expenses of more than one separate counsel for the Underwriter or controlling persons in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Company shall not be liable for any settlement of any such claim or action effected without its written consent.

     (b) The Underwriter agrees to indemnify, defend and hold harmless the Company, its directors and officers and any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any loss, expense, liability or claim (including the reasonable cost of investigation) which, jointly or severally, the Company or any such person may incur under the Securities Act, the Exchange Act or otherwise, insofar as such loss, expense, liability or claim arises out of or is based upon any untrue statement or alleged untrue statement of a material fact contained in and in conformity with information furnished in writing by the Underwriter to the Company expressly for use in the Registration Statement (or in the Registration Statement as amended by any post-effective amendment thereof by the Company) or in a Prospectus, or arises out of or is based upon any omission or alleged omission to state a material fact in connection with such information required to be stated either in such Registration Statement or Prospectus or necessary to make such information not misleading.

     If any action is brought against the Company or any such person in respect of which indemnity may be sought against the Underwriter pursuant to the foregoing paragraph, the Company or such person shall promptly notify the Underwriter in writing of the institution of such action and the Underwriter shall assume the defense of such action, including the employment of counsel and payment of expenses. The Company or such person shall have the right to employ its own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of the Company or such person unless the employment of such counsel shall have been authorized in writing by the Underwriter in connection with the defense of such action or the Underwriter shall not have employed counsel to have charge of the defense of such action within a reasonable time or such indemnified party or parties shall have reasonably concluded (based on the advice of counsel) that there may be defenses available to it or them which are different from or additional to those available to the Underwriter (in which case the Underwriter shall not have the right to direct the defense of such action on behalf of the indemnified party or parties), in any of which events such fees and expenses shall be borne by the Underwriter and paid as incurred (it being understood, however, that the Underwriter shall not be liable for the expenses of more than one separate counsel in any one action or series of related actions in the same jurisdiction representing the indemnified parties who are parties to such action). Anything in this paragraph to the contrary notwithstanding, the Underwriter shall not be liable for any settlement of any such claim or action effected without its written consent.

     (c) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under subsections (a) and (b) of this Section 8 in respect of any losses, expenses, liabilities or claims referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, expenses, liabilities or claims (i) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriter on the other hand from the offering of the Notes or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company on the one hand and of the Underwriter on the other in connection with the statements or omissions which resulted in such losses, expenses, liabilities or claims, as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company bear to the underwriting discounts and commissions received by the Underwriter. The relative fault of the Company on the one hand and of the Underwriter on the other shall be determined by reference to, among other things, whether the untrue statement or alleged untrue statement of a material fact or omission or alleged omission relates to information supplied by the Company or by the Underwriter and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages and liabilities referred to above shall be deemed to include any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any claim or action.

     (d) The Company and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8 were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in subsection (c) above. Notwithstanding the provisions of this Section 8, the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Notes underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

     (e) The indemnity and contribution agreements contained in this Section 8 and the covenants, warranties and representations of the Company contained in this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the Underwriter, or any person who controls the Underwriter within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, or by or on behalf of the Company, its directors and officers or any person who controls the Company within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act, and shall survive any termination of this Agreement or the sale and delivery of the Notes. The Company and the Underwriter agree promptly to notify the others of the commencement of any litigation or proceeding against it and, in the case of the Company, against any of the Company's officers and directors, in connection with the sale and delivery of the Notes, or in connection with the Registration Statement or Prospectus.


     9. NOTICES: Except as otherwise herein provided, all statements, requests, notices and agreements shall be in writing or by telegram and, if to the Underwriter, shall be sufficient in all respects if delivered or sent to Friedman, Billings, Ramsey & Co., Inc., 1001 19th Street North, Arlington, Virginia 22209, Attention: Compliance Department; if to the Company, shall be sufficient in all respects if delivered to the Company at the offices of the Company at 1675 Palm Beach Lakes Boulevard, Suite 1002, West Palm Beach, Florida 33401 Attention: Secretary.

     10. GOVERNING LAW; HEADINGS: THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

     11. PARTIES AT INTEREST: The Agreement herein set forth has been and is made solely for the benefit of the Underwriter and the Company and the controlling persons, directors and officers referred to in Section 8 hereof, and their respective successors, assigns, executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from the Underwriter) shall acquire or have any right under or by virtue of this Agreement.

     12. COUNTERPARTS: This Agreement may be signed by the parties in counterparts which together shall constitute one and the same agreement among the parties.

     If the foregoing correctly sets forth the understanding among the Company and the Underwriter, please so indicate in the space provided below for the purpose, whereupon this letter shall constitute a binding agreement between the Company and the Underwriter.

                                                  Very truly yours,

                                                  OCWEN FINANCIAL CORPORATION



                                                  By
                                                    ---------------------------
                                                    Title:



Accepted and agreed to as
  of the date first above
  written:


FRIEDMAN, BILLINGS, RAMSEY & CO., INC.


By
  -----------------------------------------------
  Title: